UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 2, 2007

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1700 17th Street, San Francisco, California 94103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 865-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 2, 2007, Jamba, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended January 9, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2007, the Company announced the appointment of Karen L. Luey, age 46, to the position of Vice President, Controller and principal accounting officer, effective as of April 23, 2007. Prior to joining the Company, Ms. Luey was Vice President, Controller and principal accounting officer at LeapFrog Enterprises, Inc. from December 2005 through April 2007. From 2000 to December 2005, Ms. Luey was Vice President Finance, Corporate Controller and Assistant Secretary of Sharper Image Corporation. Ms. Luey has a Bachelor of Science degree in Accounting from California State University, Hayward.

The Company entered into an employment offer letter with Ms. Luey that provides for: (i) an annual base salary of $215,000; (ii) a one-time signing bonus in the amount of $40,000 provided certain conditions are met; and (iii) a grant of an option to purchase 30,000 shares of the Company’s common stock vesting over four years of continuous employment in four equal annual installments. In addition, Ms. Luey will be eligible for an annual target bonus of 30% of her base salary based upon achievement of both personal and Company performance measures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 2, 2007 regarding the financial results for the fourth quarter and year ended January 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007

JAMBA, INC.

By:	/s/ Donald D. Breen
Name:	Donald D. Breen
Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 2, 2007 regarding the financial results for the fourth quarter and year ended January 9, 2007.